MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED


                                     NOTICE


NOTICE is hereby given that the Tenth Annual Meeting of the Shareholders of MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED will be held at the Miramar Conference Centre, Royal Pavilion Hotel, St. James, Barbados on Thursday the 27th day of March, 1997 at 12:00 noon for the following purposes:

1. Adoption of minutes of previous meeting and of the minutes of the Special Meeting of Shareholders held on June 21, 1996.

2. To receive and consider the financial statements of the Company for the twelve month period ended December 31, 1996 together with the independent auditors' report thereon.

3.   To elect directors.

4. To confirm the appointment of Deloitte & Touche as the Company's independent auditors for the year ended December 31, 1997.

5. To conduct any other business that may properly be transacted at an annual meeting.


                      DATED THE 28th DAY OF FEBRUARY, 1997

                              BY ORDER OF THE BOARD


                                Michael R. Boyce
                                 AS SECRETARY OF
                 MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED


                 MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED
                          Annual Meeting March 27, 1997

                                 PROXY STATEMENT
                               February 28th, 1997


          This proxy statement is furnished by management of Motors Mechanical Reinsurance Company, Limited (the "Company") in connection with the solicitation of proxies for use at the annual meeting of the Company to be held on March 27, 1997 at 12:00 noon at the Miramar Conference Centre, Royal Pavilion Hotel, St. James, Barbados. Please complete and return the attached proxy whether or not you plan to attend the meeting. A proxy may be revoked at any time prior to the meeting in writing or by attendance of the shareholder at the meeting.

          Shareholders of record as of the date of this proxy statement are entitled to notice and to vote at the meeting. As of such date, there were 453 participating shares outstanding, held by xxx persons representing 260 series. All the common stock is held by Motors Insurance Corporation ("MIC"), which organized the Company. Each share entitles the holder to one vote on matters on which that class of stock is entitled to vote.

          This proxy statement is accompanied by notice of the meeting, financial statements for the year ended December 31, 1996 and a form of proxy.


                              ELECTION OF DIRECTORS


          The Company has a board of directors consisting of six members. Five directors, of whom one is a resident of Barbados, are elected by the holder of the common shares and one director is elected by holders of the participating shares. Directors serve without compensation other than reimbursement of actual expenses. They are elected for one year terms.

          Mr. Gregory Greenwood has been nominated to stand for election as director by the participating shareholders. Other nominations can be made by the holders of at least two series of participating shares by notifying the secretary in writing at least ten days prior to the meeting. The nominee receiving the highest number of votes will be elected.

          In addition, five directors will be elected by the common shareholder. It is anticipated that MIC will choose to re-elect William B. Noll, Bernard J. Buselmeier, Louis S. Carrio, Jr., John J. Dunn, Jr. and Peter R.P. Evelyn to serve as directors.

          Information regarding the age and current occupation of persons nominated to be elected or re-elected as directors by the common shareholder and the person nominated to be elected as director by the participating shareholders is set forth below.

                                  Position with the Company and Other
      Name                Age     Employment During the Past Five Years

William B. Noll           54      President & Director
                                  (Executive Vice President & Chief Financial
                                  Officer, MIC, March 1993; Group Vice-
                                  President, MIC, 1991-1993; Vice President,
                                  MIC, 1989-1990).

                                  Mr. Noll has been President & Director since
                                  1995.

Louis S. Carrio, Jr.      53      Vice-President and Director
                                  (Vice-President, MIC).

                                  Mr. Carrio has been a Vice-President &
                                  Director since 1991.

Bernard J. Buselmeier     41      Vice President & Director
                                  (Vice-President since 1993 and Treasurer since 1989, MIC).

                                  Mr. Buselmeier has been Vice President &
                                  Director since 1995.

John J. Dunn, Jr.         38      Vice President & Director
                                  (Assistant Treasurer since 1995, MIC;
                                  Manager, Coopers & Lybrand L.L.P., 1990-
                                  1995)

                                  Mr. Dunn has been Vice-President and
                                  Director since 1996.

Peter R.P. Evelyn         55      Director
                                  (Attorney, Evelyn Gittens & Farmer, A
                                  Barbados Law firm).

                                  Mr. Evelyn has been a Director since 1986.

Gregory Greenwood         37      Nominee for Director to be
                                  elected by the participating shareholders.
                                  (Greenwood Chevrolet, Youngstown, Ohio)


                        ELECTION OF INDEPENDENT AUDITORS

          The Board of Directors proposes that the shareholders confirm the selection of Deloitte & Touche, Bridgetown, Barbados, as independent auditors to audit the financial statements of the Company for the year ended December 31, 1997. Deloitte & Touche has served as the Company's independent auditors since its inception in 1986. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting of Shareholders.


                                    P R O X Y

                 MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED

          I/We,                         , a member of the above-named company
hereby appoint Ronald W. Jones, Vice President, Finance of the Company or failing him Michael R. Boyce, Secretary of the Company, as my/our proxy to vote for me/us on my/our behalf at the shareholders meeting to be held on the 27th day of March, 1997 or at any adjournment thereof and in particular to vote for:

     (i) The election of Mr. Gregory Greenwood to serve as a director representing the participating shareholders;

     (ii) The confirmation of Deloitte & Touche as the independent auditors of the Company for the current fiscal year.


          Dated this ________ day of __________, 1997.


------------------------------               ---------------------------
Signature                                    Print Name


     As a Shareholder in Series # __________
     (for identification purposes, please indicate the series in which you are a shareholder)


Completed Proxy forms should be returned either by facsimile or overnight mail to the Company's Barbados address as follows:

     c/o Alexander Insurance Managers (Barbados) Ltd.
     Financial Services Centre, P.O. Box 1304
     Bishops Court Hill
     St. Michael, Barbados, W.I.
     Facsimile #:  (246) 436-9016


                                      PROXY


                 MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED


          MOTORS INSURANCE CORPORATION, a member of the above-named company, hereby appoints Bernard J. Buselmeier as its proxy to vote for it on its behalf at the shareholders meeting to be held on the 27th day of March, 1997 or at any adjournment thereof.

                  Dated this ________ day of __________, 1997.


                  MOTORS INSURANCE CORPORATION


                  By______________________________


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                  Print Name

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